UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 3, 2006

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Drive Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 28, 2005, The Medicines Company (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission reporting that the Board of Directors of the Company, upon the recommendation of its Compensation Committee, had approved the full acceleration of the vesting of unvested options to purchase 3,894,350 shares of the Company’s common stock including options to purchase 1,613,450 shares held by officers at or above the level of vice president (including executive officers) and options to purchase 235,000 shares held by non-employee directors.

The Company is filing this amendment to the Form 8-K to correct these option numbers.  The Form 8-K should have reported that the Board of Directors of the Company approved the full acceleration of vesting of unvested options to purchase 2,812,215 shares, including options to purchase 1,182,150 shares held by officers at or above the level of vice president (including executive officers) and options to purchase 134,130 shares held by non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: January 3, 2006	By:	/s/ Paul M. Antinori
Paul M. Antinori
Vice President and General Counsel